Exhibit 1.01

Maxim Integrated Products, Inc.
Conflict Mineral Report
For the Calendar Year Ended December 31, 2013

Company Overview:

Maxim Integrated Products, Inc. ("Maxim Integrated" or the "Company" and also referred to as "we," "our" or "us") designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits, commonly referred to as analog circuits, for a large number of customers in diverse geographical locations.

We operate in one reportable segment - the design, development, marketing and manufacturing of a broad range of linear and mixed signal integrated circuits. Our linear and mixed signal products serve four major end-markets: Communication, Computers, Consumers, and Industrial. We utilize our own wafer fabrication facilities as well as third party foundries for the production of our wafers for our broad range of products.

Our Conflict Minerals Policy:

Maxim Integrated is committed to complying with the letter and the spirit of the conflict minerals disclosure requirements adopted by the Securities and Exchange Commission (“SEC”) under Section 13(p) of the Securities and Exchange Act, as amended (“Exchange Act”), in the form of Rule 13p-1 and Form SD (together, the “Conflict Minerals Rule” or “Rule”). Maxim Integrated has considered the Rule’s requirements, guidance from the Organisation for Economic Cooperation and Development (the “OECD”) that has been recognized as authoritative by the SEC (the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements for tin, tantalum, tungsten and gold (“OECD Due Diligence Guidance”)), and related measures being taken by the EICC/GeSI Extractives Work Group and other organizations, and is implementing and enhancing its formal Conflict Minerals compliance program accordingly. Our Conflict Minerals Policy Statement is available on our website at: http://www.maximintegrated.com/en/aboutus/corporate-responsibility/partnerships-with-suppliers.html.1

To support this policy, Maxim Integrated:

•
Conducts a reasonable country of origin inquiry of its suppliers and, if required by the Conflict Minerals Rule (as it was for calendar year 2013), implements a program of due diligence on the source and chain of custody of conflict minerals (tin, tantalum, tungsten and gold, or “3TG”) that we consider necessary to the functionality or production of our products (“necessary conflict minerals”).

•
Expects our suppliers to have policies and procedures in place which are in compliance with the Maxim Conflict Minerals P Policy Statement, and will enable transparency of the supply chain to facilitate our compliance with the Conflict Minerals Rule.

•	Provides, and expects our suppliers to cooperate in providing, reasonable country of origin and due diligence information with regard to use of “necessary conflict minerals” in our supply chain.

[1] The content of this website, and any other website referred to in this Conflict Minerals Report and/or the accompanying Form SD, is not incorporated by reference into either of these documents, or any other document Maxim Integrated has filed or will file with the SEC.

Efforts to determine the mine or location of origin of the conflict minerals in our products

Tracing the 3TG we use in our products back to the mine and source country of origin of each such mineral is a complex endeavor, but an important aspect of responsible sourcing. To help establish our supply chain sourcing programs, we have followed currently established industry guidelines such as the Conflict Free Sourcing Initiative of the EICC and the GeSI (“CFSI”), which are taking action to address responsible sourcing through the development of the Conflict-Free Smelter ("CFS") program which enables companies to source minerals from conflict-free sources.

Facilities used to process the conflict minerals in our products; brief description of our products

Through our reasonable country of origin inquiry (“RCOI”) survey process, we adopted the CFSI’s industry approach and traced back the origin of 3TG by identifying smelters, refineries or recyclers and scrap supplier sources. We also utilized the CFSI and its CFS program to trace the mine of origin of the 3TG when the information was available. The CFS program audits smelters and refineries to ensure that all certified smelters and refineries only use the ore that are conflict free from the DRC and covered countries.

Maxim Integrated procures IC and discrete components and raw materials that may contain conflict minerals from the following major types of suppliers:

•	Raw material supplier

•	Wafer foundry

•	IC assembly subcontractor

•	Contract Manufacturers

•	Component manufacturer

As discussed above, we manufacture a broad range of linear and mixed signal integrated circuits for a variety of uses (e.g., communications and computers), and have our own wafer fabrication facilities. We also use third-party wafer foundries.

The table below lists the facilities which, to the extent known, were identified by our supply chain as sourcing smelters or refineries for one or more of the necessary conflict minerals in our products (we use gold, tin, tantalum and tungsten).

EICC Status(1)	Metal	Standard Smelter Names	Smelter ID
Active	Tin	Cooper Santa	CID000295
Active	Tin	CV United Smelting	CID000315
Active	Tin	Liuzhou China Tin	CID001070
Active	Tin	PT Bangka Putra Karya	CID001412
Active	Tin	PT Eunindo Usaha Mandiri	CID001438
Active	Tin	PT Refined Bangka Tin	CID001460
Active	Tin	PT Stanindo Inti Perkasa	CID001468
Active	Tin	Soft Metais, Ltda.	CID001758
Active	Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158
CFSP	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
CFSP	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
CFSP	Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CID000218
CFSP	Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CID000769
Compliant	Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	CID000035
Compliant	Gold	AngloGold Ashanti Córrego do Sítio Minerção	CID000058
Compliant	Gold	Argor-Heraeus SA	CID000077
Compliant	Gold	Asahi Pretec Corporation	CID000082
Compliant	Gold	CCR Refinery – Glencore Canada Corporation	CID000185
Compliant	Gold	Chimet S.p.A.	CID000233
Compliant	Gold	Dowa	CID000401
Compliant	Gold	Eco-System Recycling Co., Ltd.	CID000425

EICC Status(1)	Metal	Standard Smelter Names	Smelter ID
Compliant	Gold	Heimerle + Meule GmbH	CID000694
Compliant	Gold	Heraeus Ltd. Hong Kong	CID000707
Compliant	Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Compliant	Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Compliant	Gold	Johnson Matthey Inc	CID000920
Compliant	Gold	Johnson Matthey Ltd	CID000924
Compliant	Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Compliant	Gold	Kennecott Utah Copper LLC	CID000969
Compliant	Gold	Kojima Chemicals Co., Ltd	CID000981
Compliant	Gold	LS-NIKKO Copper Inc.	CID001078
Compliant	Gold	Materion	CID001113
Compliant	Gold	Matsuda Sangyo Co., Ltd.	CID001119
Compliant	Gold	Metalor Technologies (Hong Kong) Ltd	CID001149
Compliant	Gold	Metalor Technologies SA	CID001153
Compliant	Gold	Metalor USA Refining Corporation	CID001157
Compliant	Gold	Mitsubishi Materials Corporation	CID001188
Compliant	Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Compliant	Gold	Nihon Material Co. LTD	CID001259
Compliant	Gold	Ohio Precious Metals, LLC	CID001322
Compliant	Gold	PAMP SA	CID001352
Compliant	Gold	Royal Canadian Mint	CID001534
Compliant	Gold	SEMPSA Joyería Platería SA	CID001585
Compliant	Gold	Solar Applied Materials Technology Corp.	CID001761
Compliant	Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Compliant	Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Compliant	Gold	Tokuriki Honten Co., Ltd	CID001938
Compliant	Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Compliant	Gold	United Precious Metal Refining, Inc.	CID001993
Compliant	Gold	Valcambi SA	CID002003
Compliant	Gold	Western Australian Mint trading as The Perth Mint	CID002030
Compliant	Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Compliant	Tantalum	Duoluoshan	CID000410
Compliant	Tantalum	Exotech Inc.	CID000456
Compliant	Tantalum	F&X Electro-Materials Ltd.	CID000460
Compliant	Tantalum	Global Advanced Metals	CID000564
Compliant	Tantalum	H.C. Starck Group	CID000654
Compliant	Tantalum	Mitsui Mining & Smelting	CID001192
Compliant	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Compliant	Tantalum	Plansee	CID001368
Compliant	Tantalum	Taki Chemicals	CID001869
Compliant	Tantalum	Ulba	CID001969
Compliant	Tantalum	Zhuzhou Cement Carbide	CID002232
Compliant	Tin	Alpha	CID000292
Compliant	Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CID000538
Compliant	Tin	Malaysia Smelting Corporation (MSC)	CID001105
Compliant	Tin	Mineração Taboca S.A.	CID001173
Compliant	Tin	Minsur	CID001182
Compliant	Tin	OMSA	CID001337
Compliant	Tin	PT Bukit Timah	CID001428
Compliant	Tin	PT Timah	CID001482
Compliant	Tin	Thaisarco	CID001898
Compliant	Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Compliant	Tin	Yunnan Tin Company, Ltd.	CID002180

EICC Status(1)	Metal	Standard Smelter Names	Smelter ID
TI-CMC	Tungsten	A.L.M.T. Corp.	CID000004
TI-CMC	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
TI-CMC	Tungsten	Global Tungsten & Powders Corp.	CID000568
TI-CMC	Tungsten	HC Starck GmbH	CID000683
TI-CMC	Tungsten	Hunan Chenzhou Mining Group Co	CID000766
TI-CMC	Tungsten	Kennametal Fallon	CID000966
TI-CMC	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
TI-CMC	Tungsten	Wolfram Bergbau und Hütten AG	CID002044
#N/A	Gold	Aida Chemical Industries Co. Ltd.	CID000019
#N/A	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
#N/A	Gold	Asaka Riken Co Ltd	CID000090
#N/A	Gold	Aurubis AG	CID000113
#N/A	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
#N/A	Gold	Caridad	CID000180
#N/A	Gold	Chugai Mining	Unknown
#N/A	Gold	Daejin Indus Co. Ltd	CID000328
#N/A	Gold	DaeryongENC	CID000333
#N/A	Gold	DO SUNG CORPORATION	CID000359
#N/A	Gold	Hwasung CJ Co. Ltd	CID000778
#N/A	Gold	Jiangxi Copper Company Limited	CID000855
#N/A	Gold	Korea Metal Co. Ltd	CID000988
#N/A	Gold	Navoi Mining and Metallurgical Combinat	CID001236
#N/A	Gold	Ningbo Kangqiang	Unknown
#N/A	Gold	Rand Refinery (Pty) Ltd	Unknown
#N/A	Gold	Sabin Metal Corp.	CID001546
#N/A	Gold	SAMWON METALS Corp.	CID001562
#N/A	Gold	Scotia Mocatta	Unknown
#N/A	Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CID001622
#N/A	Gold	Shanghai Gold Exchange	CID001631
#N/A	Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	Unknown
#N/A	Gold	So Accurate Group, Inc.	CID001754
#N/A	Gold	Tai zhou chang san Jiao electron Co.,Ltd	Unknown
#N/A	Gold	The Great Wall Gold and Silver Refinery of China	CID001909
#N/A	Gold	The Refinery of Shandong Gold Mining Co. Ltd	CID001916
#N/A	Gold	Tongling nonferrous Metals Group Co.,Ltd	CID001947
#N/A	Gold	Torecom	CID001955
#N/A	Gold	Yamamoto Precious Metal Co., Ltd.	CID002100
#N/A	Gold	Yokohama Metal Co Ltd	CID002129
#N/A	Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	Unknown
#N/A	Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278
#N/A	Tin	CV Serumpun Sebalai	CID000313
#N/A	Tin	EM Vinto	CID000438
#N/A	Tin	Feinhütte Halsbrücke GmbH	CID000466
#N/A	Tin	Fenix Metals	CID000468
#N/A	Tin	Gejiu Zi-Li	CID000555
#N/A	Tin	Huichang Jinshunda Tin Co. Ltd	CID000760
#N/A	Tin	IBF IND BRASILEIRA DE FERROLIGAS LTDA	Unknown
#N/A	Tin	Metallo Chimique	CID001143
#N/A	Tin	Minmetals Ganzhou Tin Co. Ltd.	CID001179
#N/A	Tin	Mitsubishi Materials Corporation	CID001191
#N/A	Tin	Novosibirsk Integrated Tin Works	CID001305
#N/A	Tin	PT Artha Cipta Langgeng	CID001399
#N/A	Tin	PT Babel Inti Perkasa	CID001402

EICC Status(1)	Metal	Standard Smelter Names	Smelter ID
#N/A	Tin	PT Bangka Tin Industry	CID001416
#N/A	Tin	PT Belitung Industri Sejahtera	CID001421
#N/A	Tin	PT DS Jaya Abadi	CID001434
#N/A	Tin	PT Mitra Stania Prima	CID001453
#N/A	Tin	PT Sariwiguna Binasentosa	CID001463
#N/A	Tin	PT Tinindo Inter Nusa	CID001490
#N/A	Tin	Traxys	Unknown
#N/A	Tungsten	Alta Group	CID000045
#N/A	Tungsten	Atlantic Metals	CID000109
#N/A	Tungsten	Beijing Zenith Materials	CID000149
#N/A	Tungsten	ChangChun up-optech	CID000206
#N/A	Tungsten	China Minmetals Nonferrous Metals Co Ltd	CID000239
#N/A	Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CID000258
#N/A	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
#N/A	Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CID000524
#N/A	Tungsten	Japan New Metals Co Ltd	CID000825
#N/A	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
#N/A	Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CID000868
#N/A	Tungsten	Nanchang Cemented Carbide Limited Liability Company	CID001228
#N/A	Tungsten	Wolfram Company CJSC	CID002047
#N/A	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
#N/A	Tungsten	Xiamen Tungsten Co., Ltd	CID002082
#N/A	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
#N/A	Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CID002236

(1)	Compliant means audited as a conflict free smelter.

(2)	Active, CFSP and TI-CMC means the smelter is in progress to be certified as conflict free.

(3)	#N/A means it has to be confirmed as an active smelter, and if so, the smelter needs to commit to be a conflict free smelter.

Countries of origin for mines of the conflict mineral these facilities process are believed to include:
Australia, Austria, Bolivia, Brazil, Belgium , Canada, Chile, China, Columbia, DRC, Ethiopia, Guyana, Germany, Korea , India, Indonesia, Malaysia, Mexico, Mozambique, Namibia, Nigeria, Peru, Philippines, Portugal, Russia, Rwanda, Spain, Thailand, Sierra Leone, South Africa, Suriname, USA, Vietnam, Zimbabwe.

Exercise due diligence on the source and chain of custody of its conflict minerals following recognized framework:

Due Diligence Framework

We have exercised due diligence on the source and chain of custody of our conflict minerals to identify minerals originating from the Covered Countries (DRC or an adjoining country) that are not from scrap or recycled materials. Maxim Integrated’s due diligence process has been designed and implemented based on the framework set forth in the OECD Due Diligence Guidance.

Our conflict minerals due diligence process in calendar year 2013 included each of the five OECD-recommended steps:

•Establishment of Strong Company Management Systems
•Identify and assess risks in the supply chain
•Design and implement a strategy to respond to identified risks
•Encourage the independent third-party audit of smelter/refiner’s due diligence practices
•Report annually on supply chain due diligence

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs

Brief description of due diligence measures taken

1.0	Strong Company Management Systems:

We have established a management system for complying with the applicable rules. Our management system includes the development of a Conflict Minerals Oversight Committee led by our Vice President and General Counsel, Vice President of Quality and Vice President of Legal and our Corporate Secretary. Maxim Integrated has also developed a team of subject matter experts from relevant functions with specific responsibilities. Quality Director is responsible for directing the project operations and reporting to upper management. The Quality Director is also responsible for implementation of the supply chain due diligence process. Data Collection and reporting is handled by the Banned and Restricted Substances group within the Quality organization. The Banned and Restricted Substances Manager is responsible for day-to-day data collection, customer responses, data/information validation, and archival documentation.

The team of subject matter experts is responsible for implementing our conflict mineral compliance policy and strategy. The Oversight Committee has been briefed about the results of our due diligence efforts on a periodic basis and the Vice President of Quality is updated on a monthly basis.

2.0	Identification and Assessment of Risks in the Supply Chain:

We have made our reasonable efforts to identify suppliers that supply products that may potentially contain necessary conflict minerals by conducting a supply chain survey using the EICC and GeSI Conflict Minerals Reporting Template, requesting direct suppliers to identify smelters and refiners and country of origin of the conflict minerals in products they supply to us; following up with direct suppliers that do not respond to the EICC-GeSi Conflict Minerals Report Template by requesting their responses; comparing smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation from the CFS program, which designations provide country of origin information; and maintaining documentation of reasonable efforts we have made to this subject matter. We also review the responses to identify red flags in the responses for further follow-up and also identify key risks to our supply chain.

3.0	Strategic Response to Identified Risks:

We have and will continue to make reasonable efforts to encourage suppliers who are sourcing from non-Conflict Free Smelters to move towards using Conflict Free smelters (as identified via the CFS program and other industry-developed third-party audit mechanisms). If a supplier fails to remedy the risks identified by our risk assessment, we intend to escalate it to Conflict Minerals Oversight Committee to determine whether to approve or reject the supplier based on the following factors: cost and benefit analysis; potential risk factors; any existing competitive bids; and whether the supplier is a single source supplier. If the Conflict Minerals Oversight Committee decides to continue such a business relationship due to inherent limitations of the supply chain, we will use reasonable efforts to follow up with said supplier for its correction plan, and encourage our suppliers to work with CFS certified smelters. We plan to provide periodic compliance updates or reports to our Conflict Minerals Oversight Committee summarizing our risk mitigation efforts.

4.0	Independent 3rd Party Audit Of Smelter/Refiner’s Due Diligence Practices:

We do not have a direct relationship with 3TG smelters and refiners, nor do we and hence are not able to perform direct audits of these entities that provide the 3TG metals to our supply chain.  However, we do rely upon industry efforts, including EICC and Conflict-Free Sourcing Initiative ("CFSI"), to influence smelters and refiners to get audited and certified through CFSI’s CFS program. We rely upon the summary audit reports on compliance status for smelters generated by the CFS program to validate the responses received from suppliers to our RCOI process and address red flags identified in Step 2 above. We believe our efforts adequately address this requirement in the OECD Guidance.

5.0	Annual report on Supply Chain Due Diligence:

In addition to this report, for further information about our Conflict Minerals policy statement, please see it at: http://www.maximintegrated.com/en/aboutus/corporate-responsibility/partnerships-with-suppliers.html

Results of due diligence measures taken

Due to the level of complexity of our products and the respective supply chains, it will take additional time and resources for a number of our suppliers to verify the source mines and country of origin of all of the minerals used by their smelters. We are committed to continuing the use of our supply chain due diligence processes, leveraging the industry standard CFS program, and the ongoing update of our supplier RCOI information as we continue to develop additional transparency into our supply chain. However, as of the date of this filing, based on the performance of our due diligence procedures noted above for the calendar year ended December 31, 2013, we are not able to accurately trace and identify the source mine, country of origin and chain of custody of all the 3TG metals, which are necessary to the functionality or production of our products, or determine whether all such 3TG metals, are sourced from conflict free sources.

CONFLICT MINERALS REPORT

The Conflict Minerals Report for the calendar year ended December 31, 2013 filed herewith as Exhibit 1.01, is available at http://www.maximintegrated.com/en/aboutus/investor-relations/financial-filings.html.